Exhibit 99.1

GENESCO STRENGTHENS BOARD WITH APPOINTMENT OF

TWO NEW INDEPENDENT DIRECTORS MATT BILUNAS

AND CAROLYN BOJANOWSKI

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Matt Bilunas, Best Buy Chief Financial Officer, and Carolyn Bojanowski, Sephora Executive Vice President and Recent General Manager Sephora.com, Join Genesco Board
•
Matt Diamond and Kevin McDermott Will Retire from Board and Will Not Seek Reelection at Genesco’s 2023 Annual Meeting
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New Board Additions Reflect Genesco’s Commitment to Ongoing Board Refreshment

NASHVILLE, Tenn., Nov. 22, 2022 – Genesco Inc. (NYSE: GCO) today announced the appointments of two new independent directors Matthew M. Bilunas, Chief Financial Officer of Best Buy Co., Inc., and Carolyn Bojanowski, Executive Vice President Merchandising, Sephora USA, to Genesco’s Board of Directors, effective January 29, 2023, the beginning of its fiscal year.

Genesco also announced that current directors Matthew C. Diamond and Kevin P. McDermott will retire from Genesco’s Board and will not stand for reelection at Genesco’s 2023 Annual Meeting of Shareholders. In order to facilitate an orderly transition, Genesco has expanded the size of its board from nine to 11 directors until its 2023 Annual Meeting, at which time the Board will revert to nine directors. These additions are part of Genesco’s ongoing commitment to board refreshment and reflect the company’s commitment to evolving and strengthening its director expertise, enhancing board diversity and bringing new perspectives to its boardroom. Since 2019, the company has added seven new directors to its Board.

Greg Sandfort, Genesco’s Lead Independent Director, said, “We welcome Matt and Carolyn to the Genesco Board. Having driven significant value creation at their respective companies, their experience and insights will serve Genesco well and support the company’s continued growth and strategic direction. We are committed to our ongoing board refreshment, including maintaining a highly engaged, independent board, while ensuring we have the right mix of skills and expertise. On behalf of the Board, I’d like to thank Matt and Kevin for their exemplary service, dedication and commitment to Genesco and all of our stakeholders.”

Mimi Vaughn, Board Chair, President and Chief Executive Officer of Genesco, added, “I am delighted to welcome seasoned retail executives Matt Bilunas and Carolyn Bojanowski to our Board. We are in a transformative time in the retail industry, and we look forward to their leadership and many contributions. Matt and Carolyn will bring tremendous knowledge and perspectives into the boardroom as we continue our acceleration as a footwear focused company. I’d also like to extend my sincere thanks and appreciation to Matt and Kevin, who have given so much to ensure Genesco’s success and whose outstanding leadership has steered the company through extraordinary times. We will greatly miss their expertise, collaboration and wise counsel.”

A greatly respected retail leader with a career spanning 27 years, Bilunas brings a wealth of finance, capital allocation, financial planning and analysis, technical accounting, operations, supply chain, e-commerce and strategy experience to the Board. During his tenure at Fortune 100 retailer Best Buy, he has held a variety of global finance leadership roles and played a pivotal role in Best Buy’s remarkable transformation. Bilunas said, “I am very pleased to join the Genesco Board at this exciting time for the company. Genesco’s outstanding portfolio of retail and consumer brands and footwear focused strategy present compelling growth prospects to drive strong financial performance going forward.”

Bojanowski brings to the Board more than 20 years of retail expertise with an outstanding record of driving e-commerce, dotcom merchandising, brand marketing, digital marketing, brand and product development, loyalty and revenue optimization performance. She played an instrumental role in the introduction of Sephora’s best-in-class Beauty Insider loyalty program. Her leadership and contributions in launching initiatives for the largest prestige beauty e-commerce retailer in the world drove unprecedented growth and industry-first ways to shop. Bojanowski said, “It is an exciting time for Genesco. Its well-positioned portfolio of brands, paired with its intense focus on technology, marketing, e-commerce, and compelling omni-channel growth prospects, position the company well for future success.”

About Matthew Bilunas

Bilunas is a 16-year retail veteran, currently serving as Executive Vice President, Chief Financial Officer for Best Buy Co., Inc., the $51.8 billion retailer of technology products, services and solutions in North America. His executive leadership responsibilities include strategic planning, FP&A, internal audit, accounting, investor relations, treasury, tax, financial services and procurement. In addition to his extensive global financial expertise, Bilunas is a seasoned operator and strategist, deeply knowledgeable about supply chain and e-commerce operations. He played a critical role in Best Buy’s incredible transformation. He oversaw Best Buy’s response to the COVID-19 pandemic, delivering approximately 65% earnings growth from fiscal 2020 to fiscal 2022 and a strengthened balance sheet, despite significant disruptions to the company’s business model and macroeconomic uncertainty. Bilunas helped advance the digital growth strategies, which have increased operating profit rate expansion and resulted in e-commerce growing to more than 30% penetration. From 2017 to 2019, he served as Best Buy’s Senior Vice President, Enterprise and Merchandise Finance, a role where he served as the central finance leader, delivering more than $2 billion in cost savings and efficiencies. Bilunas spearheaded the company’s planning process as the enterprise FP&A leader and served as an extended member of the company’s executive team. Bilunas has also played a vital role in positioning Best Buy as a mission driven company and an Environmental, Social and Governance (ESG) leader. He began his career in public accounting at KPMG.

About Carolyn Bojanowski

During her 17-year tenure at Sephora USA, a division of LVMH Moët Hennessy Louis Vuitton SE, where she currently serves as EVP Merchandising, Bojanowski has made transformative contributions in omni-channel retailing, e-commerce, merchandising, marketing, and brand and product development. She is currently a member of the company’s North American Operating Committee and is responsible for sales through all of Sephora’s channels, including Sephora stores, Sephora.com and Sephora inside Kohl’s. Bojanowski has led the company’s multi-billion dollar e-commerce business through a period of substantial growth, and has had great success driving digital marketing and the company’s industry leading loyalty program. She has led the company’s dotcom merchandising and marketing, and e-commerce delivery strategy, created new digital partnerships, introduced new payment methods, launched buy online pick up in store (BOPIS) and same day delivery capabilities, and elevated the dotcom client experience in both the U.S. and Canada. A seasoned operator and accomplished strategist, Bojanowski has extensive experience working with more than 200 brands and driving growth and innovation at Sephora.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer and branded company, sells footwear and accessories in more than 1,410 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Little Burgundy, Schuh, Schuh Kids, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.littleburgundyshoes.com, www.schuh.co.uk, www.schuh.ie, www.schuh.eu, www.johnstonmurphy.com, www.johnstonmurphy.ca, www.nashvilleshoewarehouse.com, and www.dockersshoes.com. In addition, Genesco sells footwear at wholesale under its Johnston & Murphy brand, the licensed Levi’s brand, the licensed Dockers brand, the licensed Bass brand, and other brands. Genesco is committed to progress in its diversity, equity and inclusion efforts, and the company's environmental, social and governance stewardship. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Media Contact
Claire S. McCall

cmccall@genesco.com
(615) 367-8283

Investor Contact

Tom George

tgeorge@genesco.com

(615) 367-7465